Exhibit 10.25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

COVID-19 TESTING LABORATORY SERVICES AGREEMENT

This COVID-19 TESTING LABORATORY SERVICES AGREEMENT (this “Agreement”) is made as of April 3, 2020 by and between Biodesix, Inc. (“Biodesix”), a Delaware corporation with its usual place of business at 2790 Wilderness Place, Boulder, CO 80301, and Centura Health Corporation (“Hospital”), a nonprofit corporation with its usual place of business at located at 9100 E. Mineral Circle, Centennial, CO 80112.

RECITALS

A. Biodesix operates a clinical laboratory that is duly licensed, and is certified under all applicable federal and state statutes and regulations and the Medicare and Medicaid programs, and at which it provides COVID-19 Droplet Digital PCR testing services (“COVID Testing”, and each test, individually, a “COVID Test”); and

B. Hospital desires to contract with Biodesix to provide COVID Testing for the Centura facilities listed on Exhibit A (“Facilities”), and Biodesix and Hospital desire to enter into this Agreement to define their respective rights and responsibilities.

NOW, THEREFORE, in consideration of the terms, conditions and covenants hereinafter set forth, the parties agree as follows:

AGREEMENT

1. Responsibilities of Biodesix

a.	Biodesix shall perform the COVID Testing as requested by the Hospital pursuant to properly completed test requisition.

b.	Biodesix will report results to the authorized hospital personnel using its standard report or other required documentation for the submitted specimen for the COVID Testing.

c.

Biodesix expects to be required to submit positive specimens to at least State Departments of Health. Negative samples will be destroyed. Biodesix may retain de-identified remnant specimens for on-going quality assessment and test improvement.

2. Responsibilities of Hospital. Hospital shall submit to Biodesix properly completed test requisition information. Hospital also shall maintain, and furnish to Biodesix upon request, supporting documentation of the physician’s order for the specified COVID Testing services from the ordering physician sufficient to document that any COVID Testing services performed under this Agreement were reasonable and medically necessary for the diagnosis or treatment of such patient.

3. Term and Termination.

a.

The term of this Agreement (“Term”) shall be for one (1) year, commencing on the Effective Date and continuing until the first (1st) anniversary of the Effective Date, and renewing automatically unless terminated in accordance with Section 3.b of this Agreement.

b.	Either party may terminate this Agreement at any time with or without cause upon thirty (30) days prior written notice to the other party.

4. Billing.

a.

Throughout the Term of this Agreement, Hospital shall have the sole right to bill third party payers and collect charges for COVID Testing services ordered by Hospital and performed on specimens collected under this Agreement, except as set forth in Section 4.b for hospital outpatient testing for Medicare patients.

b.

In the event that Hospital requests a COVID Test from Biodesix for a patient who is insured by Medicare and who is a registered hospital outpatient at the time the specimen is collected (each, a “Medicare Outpatient Test”), Biodesix is required to bill Medicare for such Services. The Hospital shall identify each Medicare Outpatient Test to Biodesix.

5. Payment.

a.

The payment rate for the COVID Testing shall be [***] per COVID Test. Within the first [***] business days of each month, Biodesix shall submit a monthly invoice to Hospital for the payment amount for COVID Testing performed during the preceding month. Hospital shall remit payment for such COVID Testing within [***] days of receipt of an invoice to the Biodesix, Inc. principal address listed above.

b.

If Hospital disputes anything included in Biodesix’s submission pursuant to Section 5.b, Hospital shall notify Biodesix, in writing, not less than [***] business days after receipt of such submission. Failure to respond shall be deemed approval of such submission. The parties shall work in good faith to resolve any disagreements regarding submissions under Section 5.b.

c.

Hospital may, at Hospital’s discretion, arrange with Biodesix for a fixed pre-payment retainer for COVID Testing (“Retainer”). Biodesix shall draw down on the Retainer balance billing as per Section 5.a until a balance of [***] of the full Retainer exists, at which point Hospital will again have the option to top off the balance of the Retainer or move to billing as per Section 5.a.

6. Compliance and Warranty. The terms of this Agreement are intended to be in compliance with all applicable federal, state and local statutes, regulations and ordinances. Each of the parties represents and warrants to the other party that it will comply with all applicable laws, rules and regulations, as they may be amended from time to time, including, but not limited to, (1) the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”); (2) the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. §1320d through d-8 (“HIPAA”); (3) the requirements of any regulations promulgated under either the HITECH Act or HIPAA, including, without limitation, the federal privacy regulations as contained in 45 CFR Parts 160 and 164 (the “Federal Privacy Regulations”), the federal security standards as contained in 45 CFR Parts 160, 162 and 164 (the “Federal Security Regulations”), and the federal standards for electronic transactions contained in 45 CFR Parts 160 and 162 (the “Federal Electronic Transactions Regulations”); (4) the federal Physician Self-Referral Law (42 U.S.C. § 1395nn), the regulations promulgated thereunder and similar state physician self-referral laws and regulations; (5) the federal Medicare/Medicaid Anti-Kickback Law (42 U.S.C. § 1320a-7b), the regulations promulgated thereunder and similar state anti-kickback laws and regulations; and (6) the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220), the regulations promulgated thereunder and similar state laws and regulations.

7. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Colorado without regard to the conflict of laws provisions thereof.

8. Insurance. During the performance of this Agreement, the Hospital shall, at its own expense, carry and maintain insurance at levels sufficient to support the obligations in this Agreement. The Hospital shall, at Biodesix’s written request, furnish to Biodesix a certificate indicating that such insurance is in force.

9. Independent Contractor. Biodesix is, and shall at all times be deemed to be, an independent contractor and shall carry out the responsibilities required of it by the terms of this Agreement. This Agreement shall not be construed as creating the relationship of employer and employee, or principal and agent, between Biodesix and Hospital or any of Hospital’s employees, agents, consultants, or subcontractors. Each party assumes exclusively the responsibility for the acts of their respective employees, agents, consultants, or subcontractors as they relate to any Services provided under this Agreement.

10. Indemnification. Each party shall defend, indemnify and hold harmless the other party and such party’s directors, officers, employees, affiliates, and agents from and against any and all third party claims, losses, damages, costs, expenses or liabilities to the extent arising out of its obligations pursuant to this Agreement, except to the extent such claims, losses, damages, costs, expenses or liabilities arise out of the gross negligence or willful misconduct of party seeking such indemnification, its employees or agents. The provisions of this Section 10 shall survive the termination of this Agreement. The party requesting to be indemnified must place such a demand, in writing, to the other party within [***] days of its notice of the claim. The indemnified party must cooperate fully with the investigation and defense of the claim or suit, and may not take any action which will prejudice the claim or suit.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede all previous negotiations, commitments, and writings. This Agreement shall not be amended, released, discharged, changed or modified except by a written instrument signed by a duly authorized representative of each of the parties.

12. Amendments. No modifications of or amendment to this Agreement shall be effective or binding on either party unless mutually agreed to in writing signed by both parties.

13. Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by certified mail, or (c) sent by a nationally-recognized courier guaranteeing next-day delivery, to the recipients below. The parties agree that changes to the addresses below for receipt of notices under this Section may be effected by a letter signed by the relevant party and does not require an amendment to this Agreement signed by all parties.

If to Sponsor:

Biodesix, Inc.

2970 Wilderness Place

Suite 100

Boulder, Colorado 80301

Attention: Legal and Regulatory Affairs

LegalAffairs@Biodesix.com

If to the Hospital:

Centura Health

9100 E Mineral Circle

Centennial, CO 80122

Laboratory 3rd Floor

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BIODESIX, INC.

By:	/s/ Robin Harper Cowie
Name:	Robin Harper Cowie
Title:	CFO

CENTURA HEALTH CORPORATION

By:	/s/ Ramy Hanna
Name:	Ramy Hanna
Title:	SVP Shared Services